UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

HUDSON ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41532	86-2712843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

19 West 44th Street, Suite 1001
New York, NY	10036
(Address of principal executive offices)	(Zip Code)

(347) 410-4710

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Right	HUDA U	The Nasdaq Stock Market LLC
Shares of Common Stock, par value $0.0001 per share	HUDA	The Nasdaq Stock Market LLC
Rights, each to receive one-fifth (1/5) of a share of Common Stock	HUDA R	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2024, Hudson Acquisition I Corp. (the “SPAC” or “HUDA”) set forth the terms of a business combination transaction (the “de-SPAC”), between HUDA and Aiways Automobile Europe GmbH (the “Company”) via a Letter Agreement. In connection with the de-SPAC, the shareholders of the Company will receive newly issued shares of HUDA common stock. The common stock of the SPAC shall be issued at $10.00 per share, which shall not include Rights or Warrants. The term of this Agreement shall end on January 18, 2025 (the “Term”). The de-SPAC is expected to close on or around December 31, 2024.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD

On May 14, 2024, Hudson Acquisition I Corp. (the “SPAC”) issued a press release. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Letter Agreement dated May 14, 2024
99.1	Press Release dated May 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2024

HUDSON ACQUISITION I CORP.

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	Chief Executive Officer

2